--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                            ------------------------

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2001

                               TMP WORLDWIDE INC.
               (Exact name of issuer as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                   0-21571                                      13-3906555
          (Commission File Number)                   (IRS Employer Identification No.)

                                622 THIRD AVENUE
                               NEW YORK, NY 10017
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 351-7000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2.  ACQUISITON OF ASSETS.

    On July 23, 2001, pursuant to an offer to shareholders of Jobline International AB (publ) ("Jobline"), TMP Worldwide Inc. acquired 98.41% of the outstanding shares of Jobline. The aggregate consideration was SEK 1,162,508,379, or approximately U.S. $107,749,000, in cash paid from TMP's cash on hand. TMP anticipates that it will acquire the remaining 1.59% of the outstanding shares for an aggregate consideration of SEK 14,085,928, or approximately U.S. $1,330,000, in cash to be paid from TMP's cash on hand. The aggregate consideration was determined based on a price per share of SEK 30.70, or approximately $2.90, per share. Jobline operates an on-line recruitment business primarily in Sweden.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) Financial Statements of Jobline International AB (publ).

        See Page F-1.

    (b) Pro Forma Financial Information.

        See Page F-26.

    (c) Exhibits.

    2.1 Offer to shareholders in Jobline International AB (publ).*

    23.1 Consent of BDO International.

------------------------

*   Previously filed.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       TMP WORLDWIDE INC.
                                                       (REGISTRANT)

                                                       By:              /s/ BART CATALANE
                                                            -----------------------------------------
                                                                          Bart Catalane
                                                                     CHIEF FINANCIAL OFFICER
                                                               (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                                             OFFICER)

Dated: September 7, 2001

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
JOBLINE INTERNATIONAL AB

  Statements of Loss for the year ended December 31, 2000...     F-2

  Balance Sheets as of December 31, 2000....................     F-3

  Statements of Cash Flows for the year ended December 31,
    2000....................................................     F-5

  Notes to the Financial Statements.........................     F-6

  Independent Auditors' Report..............................    F-25

TMP WORLDWIDE INC.

  Unaudited Pro Forma Condensed Consolidated Financial
    Information.............................................    F-26

  Pro Forma Condensed Consolidated Balance Sheet as of
    June 30, 2001 (unaudited)...............................    F-27

  Pro Forma Condensed Consolidated Statement of Operations
    for the six months ended June 30, 2001 (unaudited)......    F-28

  Pro Forma Condensed Consolidated Statement of Operations
    for the year ended December 31, 2000 (unaudited)........    F-29

                            JOBLINE INTERNATIONAL AB

                               STATEMENTS OF LOSS

                                                                               PARENT
                                                                              COMPANY      CONSOLIDATED   CONSOLIDATED
                                                                            ------------   ------------   ------------
AMOUNTS IN SWEDISH KRONER (SEK) AND US DOLLARS ($) AS STATED IN             JAN 1, 2000-   JAN 1, 2000-   JAN 1, 2000-
THOUSANDS                                                          NOTE     DEC 31, 2000   DEC 31, 2000   DEC 31, 2000
---------------------------------------------------------------  --------   ------------   ------------   ------------
                                                                                SEK            SEK             $
OPERATING REVENUE
Net revenue..............................................           1,2          4,793        206,350         21,870
Share in result of associated company....................                           --            550             58
Other operating revenue..................................             1        122,945          3,177            337
                                                                              --------       --------       --------
TOTAL REVENUE............................................                      127,738        210,077         22,265

OPERATING EXPENSES
Other external costs.....................................           3,4       (174,294)      (335,532)       (35,561)
Personnel costs..........................................             5        (32,581)      (225,380)       (23,886)
Depreciation and amortisation of tangible and intangible
  assets.................................................          9-12         (2,120)       (29,137)        (3,088)
Other operating expenses.................................                           --         (7,265)          (770)
                                                                              --------       --------       --------
TOTAL OPERATING EXPENSES.................................                     (208,995)      (597,314)       (63,305)

OPERATING RESULT.........................................                      (81,257)      (387,237)       (41,040)

FINANCIAL ITEMS
Interest income and similar items........................             6         44,908         43,097          4,568
Interest expense and similar items.......................             7         (8,048)        (9,819)        (1,041)
                                                                              --------       --------       --------
TOTAL FINANCIAL ITEMS....................................                       36,860         33,278          3,527

Result after financial items.............................                      (44,397)      (353,959)       (37,513)
Income taxes for the year................................             8             --             --             --
Minority interest in the net result......................                           --         36,372          3,855
                                                                              --------       --------       --------
NET RESULT FOR THE YEAR..................................                      (44,397)      (317,587)       (33,658)
                                                                              ========       ========       ========

                     See notes to the financial statements.

                            JOBLINE INTERNATIONAL AB

                                 BALANCE SHEETS

                                                                    PARENT
                                                                   COMPANY      CONSOLIDATED   CONSOLIDATED
AMOUNTS IN SWEDISH KRONER (SEK) AND                              ------------   ------------   ------------
US DOLLARS ($) AS STATED IN THOUSANDS                   NOTE     DEC 31, 2000   DEC 31, 2000   DEC 31, 2000
-------------------------------------                 --------   ------------   ------------   ------------
                                                                     SEK            SEK             $
ASSETS
FIXED ASSETS
INTANGIBLE FIXED ASSETS
Capitalised expenses for software development and
  similar work......................................      9          22,580         42,875          4,544
Concessions, patents, licenses, trade marks and
  similar rights....................................     10          16,591         35,818          3,796
Goodwill............................................     11              --         50,282          5,329
                                                                  ---------        -------       --------
TOTAL INTANGIBLE FIXED ASSETS.......................                 39,171        128,975         13,669

TANGIBLE FIXED ASSETS
Equipment, tools, fixtures and fittings.............     12           6,715         48,372          5,126
                                                                  ---------        -------       --------
TOTAL TANGIBLE FIXED ASSETS.........................                  6,715         48,372          5,126

FINANCIAL FIXED ASSETS
Shares in subsidiaries..............................     13         213,451             --             --
Other long-term receivables.........................                     --          1,628            173
                                                                  ---------        -------       --------
TOTAL FINANCIAL FIXED ASSETS........................                213,451          1,628            173
                                                                  ---------        -------       --------
TOTAL FIXED ASSETS..................................                259,337        178,975         18,968
                                                                  ---------        -------       --------

CURRENT ASSETS
SHORT-TERM RECEIVABLES
Accounts receivable.................................                     --         58,045          6,152
Due from subsidiaries...............................                293,467             --             --
Due from associated companies.......................                     65            550             58
Other receivables...................................                 16,311         40,431          4,285
Prepaid expenses and accrued income.................     14           3,403         11,150          1,182
                                                                  ---------        -------       --------
TOTAL SHORT-TERM RECEIVABLES........................                313,246        110,176         11,677
Short-term investments (cash equivalents)...........                587,977        587,977         62,315
Cash and bank balances..............................                 11,234         63,369          6,716
                                                                  ---------        -------       --------
TOTAL CURRENT ASSETS................................                912,457        761,522         80,708
                                                                  ---------        -------       --------
TOTAL ASSETS........................................              1,171,794        940,497         99,676
                                                                  =========        =======       ========

                     See notes to the financial statements.

                            JOBLINE INTERNATIONAL AB

                                 BALANCE SHEETS

                                                                    PARENT
                                                                   COMPANY      CONSOLIDATED   CONSOLIDATED
AMOUNTS IN SWEDISH KRONER (SEK)                                  ------------   ------------   ------------
AND US DOLLARS ($) AS STATED IN THOUSANDS               NOTE     DEC 31, 2000   DEC 31, 2000   DEC 31, 2000
-----------------------------------------             --------   ------------   ------------   ------------
                                                                     SEK            SEK             $
SHAREHOLDERS' EQUITY, PROVISIONS AND LIABILITIES

SHAREHOLDERS' EQUITY                                     15
RESTRICTED EQUITY
Share capital.......................................                  3,659           3,659           388
Premium reserve.....................................              1,164,985              --            --
Restricted reserves.................................                     --       1,181,781       125,248
                                                                  ---------       ---------      --------
TOTAL RESTRICTED SHAREHOLDERS' EQUITY...............              1,168,644       1,185,440       125,636

UNRESTRICTED EQUITY
Deficit.............................................                (58,858)       (187,120)      (19,832)
Net result for the year.............................                (44,397)       (317,587)      (33,658)
                                                                  ---------       ---------      --------
TOTAL UNRESTRICTED SHAREHOLDERS' EQUITY.............               (103,255)       (504,707)      (53,490)
TOTAL SHAREHOLDERS' EQUITY..........................              1,065,389         680,733        72,146
MINORITY INTEREST...................................                     --          15,118         1,602

PROVISIONS
Provisions for pensions and similar obligations.....     16              --             698            74
Other provisions....................................                     --             256            27
                                                                  ---------       ---------      --------
TOTAL PROVISIONS....................................                     --             954           101
                                                                  ---------       ---------      --------

LONG-TERM LIABILITIES
Long-term liabilities to credit institutions........     17              --           1,920           204
Long-term liabilities to subsidiaries...............                    100              --            --
Other long-term liabilities.........................                     --              46             5
                                                                  ---------       ---------      --------
TOTAL LONG-TERM LIABILITIES.........................                    100           1,966           209
                                                                  ---------       ---------      --------

CURRENT LIABILITIES
Short-term liabilities to credit institutions.......     17              --             355            38
Accounts payable....................................                 57,885         134,506        14,255
Tax liabilities.....................................                     --             512            54
Due to subsidiaries.................................                 16,740              --            --
Other liabilities...................................                  7,078          22,562         2,391
Accrued expenses and prepaid income.................     18          24,602          83,791         8,880
                                                                  ---------       ---------      --------
TOTAL CURRENT LIABILITIES...........................                106,305         241,726        25,618
                                                                  ---------       ---------      --------
TOTAL SHAREHOLDERS' EQUITY, PROVISIONS AND
  LIABILITIES.......................................              1,171,794         940,497        99,676
                                                                  =========       =========      ========
Pledged assets......................................     19              --           3,000           318
Contingent liabilities..............................     20          21,325          10,801         1,145

                     See notes to the financial statements.

                            JOBLINE INTERNATIONAL AB

                            STATEMENTS OF CASH FLOWS

                                                              PARENT
                                                             COMPANY      CONSOLIDATED   CONSOLIDATED
                                                           ------------   ------------   ------------
AMOUNTS IN SWEDISH KRONER (SEK)                            JAN 1, 2000-   JAN 1, 2000-   JAN 1, 2000-
AND US DOLLARS ($) AS STATED IN THOUSANDS                  DEC 31, 2000   DEC 31, 2000   DEC 31, 2000
-----------------------------------------                  ------------   ------------   ------------
                                                               SEK            SEK             $
CURRENT OPERATIONS
Result before financial items............................     (81,257)      (387,237)       (41,040)
Adjustment for items not included in cash flow:
  Depreciation and amortisation..........................       2,120         29,137          3,088
  Share in result of associated company..................          --           (550)           (58)
  Other..................................................          --         (9,341)          (991)
Interest received........................................      44,908          9,797          1,038
Interest paid............................................      (8,048)        (1,381)          (146)
Income tax paid..........................................          --            (88)            (9)
                                                             --------       --------        -------
CASH FLOW FROM CURRENT OPERATIONS BEFORE CHANGES IN
  WORKING CAPITAL........................................     (42,277)      (359,663)       (38,118)
CASH FLOW FROM CHANGES IN WORKING CAPITAL
Increase in accounts receivable and other short-term
  receivables............................................    (248,061)       (52,226)        (5,535)
Increase in accounts payable and other short-term
  liabilities............................................      43,513        126,399         13,396
                                                             --------       --------        -------
CASH FLOW FROM CURRENT OPERATIONS........................    (246,825)      (285,490)       (30,257)
CASH FLOW FROM INVESTING ACTIVITIES
Investments in intangible fixed assets...................      (5,364)       (37,704)        (3,996)
Investments in tangible fixed assets.....................      (7,514)       (48,345)        (5,124)
Investments in subsidiaries..............................    (125,483)            --             --
Investments in financial assets..........................          --           (864)           (92)
Sale of financial assets.................................          --          2,441            259
Increase of financial placements.........................          --         26,684          2,828
                                                             --------       --------        -------
CASH FLOW FROM INVESTING ACTIVITIES......................    (138,361)       (57,788)        (6,125)
CASH FLOW AFTER INVESTING ACTIVITIES.....................    (385,186)      (343,278)       (36,382)
CASH FLOW FROM FINANCING ACTIVITIES
New share issues and private placements..................     997,528        934,305         99,020
Minorities share of capital contributions................          --         51,620          5,471
Group contributions rendered.............................     (24,477)            --             --
Loans raised.............................................          --            175             19
Repayment of debts.......................................         (40)        (7,532)          (798)
                                                             --------       --------        -------
CASH FLOW FROM FINANCING ACTIVITIES......................     973,011        978,568        103,712
Current year cash flow...................................     587,825        635,290         67,330
Translation difference for the year......................          --             83              8
Opening balance of liquid funds..........................      11,386         15,973          1,693
                                                             --------       --------        -------
CLOSING BALANCE OF LIQUID FUNDS..........................     599,211        651,346         69,031
                                                             ========       ========        =======

    Liquid funds above refer to the balance sheet items short-term investments and cash and bank balances.

                     See notes to the financial statements.

                            JOBLINE INTERNATIONAL AB

                       NOTES TO THE FINANCIAL STATEMENTS

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

    ACCOUNTING PRINCIPLES The consolidated and parent company financial statements of Jobline International AB and its subsidiaries are prepared in accordance with accounting principles generally accepted in Sweden, thereby applying the Swedish Annual Accounts Act and the Swedish Financial Accounting Standards Council's (Redovisningsradet) recommendations. Unless otherwise stated, the principles applied have remained unchanged compared to prior year.

    CONSOLIDATED ACCOUNTING The consolidated financial statements are prepared in accordance with the recommendation on consolidated accounting of the Swedish Financial Accounting Standards Council. The Consolidated Balance Sheet has been compiled using the purchase method of accounting. Aside for the Parent Company's equity, consolidated equity thus only contains subsidiary results earned after the time of acquisition. Companies acquired during the year are included with amounts relating to the time after acquisition.

    The difference between the cost to the Group of shares that exceeds the value arrived at in the acquisition analysis for the company's net assets, is reported as goodwill in the Group.

    To the extent untaxed reserves exist, they are eliminated in the consolidated financial statements. The proportion attributable to equity is reported among statutory reserves and the remaining portion is reported as a deferred tax liability.

    In the year's results minority interest is reported in the consolidated statement of loss and its share in the equity of subsidiaries is reported as a separate item in the consolidated balance sheet. Receivables against the minority are reported to the extent an agreement exists, according to which the minority has a binding commitment to cover any capital deficit.

    TRANSLATION OF FOREIGN SUBSIDIARIES The current rate method is used for translating the income statements and balance sheets of foreign subsidiaries, which means that all items in the income statement are translated at the average rate of exchange for the year and all balance sheet items are translated at the year end rate of exchange. Any translation differences that arise are carried to equity.

    STATEMENT OF CASH FLOW Aside from items such as cash and bank balances, liquid funds in the statement of cash flow compiled according to the indirect method include short-term investments. The classification is made based on how the investment can be converted to liquid funds on short-term notice.

    RECEIVABLES AND LIABILITIES Receivables are carried at the amount by which they are expected to be collected.

    Receivables and liabilities in foreign currency are valued at the year end rate of exchange. Gains and losses of an operating character are reported among other operating income and other operating liabilities, respectively. Other translation differences are reported as financial items.

                                  FIXED ASSETS

    INTANGIBLE FIXED ASSETS Intangible fixed assets in the form of licences and rights are amortised according to plan over three to five years. Goodwill is normally depreciated over a period of five years from the date of acquisition following annual assessment.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

    Development expenses relating to the software solution that constitutes the basis for IntraJob's operation were capitalised during they year. The software is expected to be commercially operational and available for pilot tests during the first quarter of 2001. In addition, expenses have been capitalised relating to the development of Jobline's new technical platform which will be put into operation during 2001. The coming period of amortisation of this investment is not expected to exceed three years.

    TANGIBLE FIXED ASSETS Depreciation according to plan of tangible fixed assets is based on the cost of the relative assets and their estimated economic life. A three to ten year period of depreciation is normally applied.

    CONVENIENCE TRANSLATION Translation into U.S. Dollars of the consolidated financial statements as of December 31, 2000 and for the year then ended has been made at US $1.00=SEK 9.44 (the exchange rate at December 31, 2000). Such translation should not be construed as a representation that SEK amounts actually represent or have been or could be converted into U.S. dollars at this or any other rate.

NOTE 1  INTRA-GROUP PURCHASES AND SALES

                                                              JAN 1, 2000-
PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Percentage of net revenues relating to sales to Group
  Companies.................................................         0%
Percentage of other revenue relating to sales to Group
  Companies.................................................       100%
Percentage of purchases relating to purchases from Group
  Companies.................................................      < 2 %

NOTE 2  NET REVENUES BY GEOGRAPHIC MARKET IN KSEK

                                                              JAN 1, 2000-
CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Scandinavia.................................................     144,278
Non Scandinavia.............................................      62,072
Consolidated portion of acquired companies..................          --
                                                                 -------
                                                                 206,350
                                                                 =======

NOTE 3  FEES TO AUDITORS

                                                              JAN 1, 2000-
CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
KPMG
  Audit assignment..........................................      2,911
  Other assignments.........................................      1,977
Other auditors
Other assignments...........................................         --

PARENT COMPANY
------------------------------------------------------------
KPMG
  Audit assignment..........................................      1,807
  Other assignments.........................................      1,440

    With regard to the audit assignments, kSEK 1,698 of the figure kSEK 2,911, and kSEK 1,507 of the figure kSEK 1,807 relates to charges associated with the review of the prospectus in connection with Jobline International AB's listing in September 2000. Out of the other assignments, kSEK 603 relates to investigations and consulting services in conjunction with the listing.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 4  OPERATIONAL LEASING

                                                              JAN 1, 2000-
CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Contractual future leasing fees due within one year.........     31,624
Contractual future leasing fees due within two years and
  later.....................................................     53,990
                                                                 ------
Total.......................................................     85,614
                                                                 ======

PARENT COMPANY
------------------------------------------------------------
Contractual future leasing fees due within one year.........        972
Contractual future leasing fees due within two years and
  later.....................................................        391
                                                                 ------
Total.......................................................      1,363
                                                                 ======

    The current year operational lease expenses amounted to kSEK 20,492 of which kSEK 2,708 relate to the Parent company.

NOTE 5 AVERAGE NUMBER OF EMPLOYEES, SALARIES, OTHER COMPENSATION AND SOCIAL SECURITY COST

                                                                   JAN 1, 2000-
                                                                   DEC 31, 2000
                                                              ----------------------
AVERAGE NUMBER OF EMPLOYEES                                    TOTAL     THEREOF MEN
---------------------------                                   --------   -----------
PARENT COMPANY..............................................     27           19

GROUP COMPANIES
Sweden......................................................     75           43
Norway......................................................     22           15
Denmark.....................................................     30           19
Germany.....................................................     79           50
France......................................................     35           19
Spain.......................................................     31           17
Italy.......................................................     40           22
Switzerland.................................................      5            3
Netherlands.................................................      7            5
United Kingdom..............................................      3            2
Austria.....................................................      2            1
                                                                ---          ---
Total Consolidated..........................................    356          215
                                                                ===          ===

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 5 AVERAGE NUMBER OF EMPLOYEES, SALARIES, OTHER COMPENSATION AND SOCIAL SECURITY COST (CONTINUED)

                                                              JAN 1, 2000-
SALARIES, OTHER COMPENSATION AND SOCIAL SECURITY COST         DEC 31, 2000
-----------------------------------------------------         ------------
PARENT COMPANY
Salaries and other compensation.............................      19,128
Social Security Cost........................................       5,429
Pension cost (thereof MD 0[0])..............................         159

GROUP COMPANIES
Salaries and other compensation.............................     135,315
Social Security Cost........................................      31,232
Pension cost (thereof MD 250[15])...........................       1,896
                                                                 -------
Total Consolidated..........................................     193,159
                                                                 =======

                                                                       JAN 1, 2000-
                                                                       DEC 31, 2000
                                                              -------------------------------
                                                               MD AND    THEREOF      OTHER
PARENT COMPANY                                                 BOARD      BONUS     EMPLOYEES
--------------                                                --------   --------   ---------
Salaries and other compensation.............................    1,838        --       17,290
                                                               ------     -----      -------

GROUP COMPANIES
------------------------------------------------------------
Salaries and other compensation
Sweden......................................................    1,141       226       31,100
Norway......................................................    1,004        84        8,083
Denmark.....................................................    1,768        --       17,101
Germany.....................................................    1,237        --       29,850
France......................................................    1,630        --       10,400
Spain.......................................................    1,377        --        7,475
Italy.......................................................    1,550       599       11,375
Switzerland.................................................    1,654     1,035        4,061
Netherlands.................................................      323        39          292
UK..........................................................    1,145        --        1,670
Austria.....................................................      775       429          304
                                                               ------     -----      -------
Total salaries and other compensation in subsidaries........   13,604     2,412      121,711
                                                               ------     -----      -------
Total Consolidated..........................................   15,442     2,412      139,001
                                                               ======     =====      =======

    The Group's compensation to the current President and CEO of Jobline International AB, Toon Bouten amounted to kSEK 2.968 (0) of which kSEK 1.035
(0) represents a bonus. Jobline International SA in Switzerland paid kSEK 1.220 of the compensation. Compensation to the former President and CEO, Lars-Henrik Friis Molin amounted to kSEK 90 in his capacity as Managing Director until January 31, 2000. Also a member of Board, he remained an employee of the company until September 1, 2000 and received a compensation of kSEK 990. No directors fees were paid to any Board Members.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 5 AVERAGE NUMBER OF EMPLOYEES, SALARIES, OTHER COMPENSATION AND SOCIAL SECURITY COST (CONTINUED)
PENSION AGREEMENTS

    No special pension agreements have been arranged for the President and CEO or any other Board members.

PERIOD OF NOTICE

    Upon termination of at the initiative of the Company, the President and CEO will receive salary during the notice period, which is six months. However, the contract includes a non-competition clause, which provides that for twelve months following the termination, Toon Bouten may not be employed in, or run any business activities in competition with Jobline. During such period Jobline shall compensate him for lack of income, if any, with payment of an amount corresponding to 60% of his salary at the time of expiration of the employment. A similar agreement has been made with Tom Nyman, the Company COO. No other agreements for severance pay have been negotiated with any other members of the Senior Management or Board.

EMPLOYEE STOCK OPTION PROGRAM

    In the beginning of year 2000, the Board of Directors decided to introduce an option program for certain members of the Group's employees. The aggregate number of shares that can be granted under the program will be 3,332,030, of which 103,333 options were exercised before year end.

    These employees with options to acquire common shares in the Company can exercise them during the vesting period of minimum three, and maximum five years, under the terms of the programme. One third of the options can be exercised per year beginning one year after the commitment. Under the remaining options outstanding in connection with the Company's floatation, 603,167 shares may be acquired at a price of Euro ("EUR") 2.43 per share, 300,000 at a price of EUR 4.00 per share, 1,102,030 at a price of EUR 4.96 per share and 755,200 at a price of EUR 7.50 per share. During the period from the Company's listing until year end, 35,400 options were issued at a subscription price varying between EUR
3.75 and EUR 7.50. A total of 2,908,264 shares may be acquired by exercising currently outstanding options. In certain cases the validity periods have been shortened to less than three years in order to entice or reward the employees in question. The remaining options may be granted to key persons.

    In connection with the listing, the Company agreed to deliver 588,000 options to certain employees. 78,000 of these warrants were redeemed after year end. An additional 240,000 options intended to be used for replacing the options of certain employees in JobX with options in Jobline International AB have been acquired from JobX. Under a special agreement with the employees, commitments relating to the remaining 270,000 options will not have to be met.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 6  INTEREST INCOME AND SIMILAR ITEMS

                                                              JAN 1, 2000-
CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Fixed assets
Sales of options to purchase shares in the subsidiary
  IntraJob..................................................      2,441
                                                                 ------
Total.......................................................      2,441
                                                                 ======

Current assets
Interest....................................................      9,791
Exchange rate differences...................................     30,865
                                                                 ------
Total.......................................................     40,656
                                                                 ------
Total interest income.......................................     43,097
                                                                 ======

                                                              JAN 1, 2000-
PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Fixed assets
Sale of options to purchase shares in the subsidiary
  IntraJob..................................................      2,441
                                                                 ------
Total.......................................................      2,441

Current assets
Interest, Group companies...................................      3,087
Interest, other.............................................      9,263
Exchange rate differences...................................     30,117
                                                                 ------
Total.......................................................     42,467
                                                                 ------
Total interest income.......................................     44,908
                                                                 ======

    According to an agreement concluded with Accenture whereby, they received an opportunity to purchase options to acquire an additional 5.1 percent in IntraJob AB for the sum of MSEK 2.4 at their nominal value of kSEK 51. In 2001, Accenture expressed its intent to exercise the option and augment their ownership stake in IntraJob AB which will thus increase to 15 percent.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 7  INTEREST EXPENSE AND SIMILAR ITEMS

                                                              JAN 1, 2000-
CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Write-down of acquired options..............................     (4,179)
Exchange rate differences...................................     (3,997)
Other interest expense......................................     (1,643)
                                                                 ------
Total.......................................................     (9,819)
                                                                 ======

                                                              JAN 1, 2000-
PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Write-down of acquired options..............................     (4,179)
Exchange rate differences...................................     (3,101)
Other interest expense......................................       (768)
                                                                 ------
Total.......................................................     (8,048)
                                                                 ======

NOTE 8  TAXES ON THE YEAR'S RESULT

                                                              JAN 1, 2000-
CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Current taxes...............................................          --
Deferred taxes..............................................          --
                                                                --------
Total.......................................................          --

DEFERRED TAXES

    In the Parent Company there are no differences between income taxes reported in the income statement during the financial year and income taxes attributable to operations for the year.

    Deferred tax assets relating to available tax loss carryforwards are reported in the Group when the companies where the tax loss carryforwards have arisen begin to report profits and it is more than 50 percent probable that these profits will be sustainable.

    The available tax loss carryforwards in the Group are MSEK 491.4 and can be utilised as follows:

In year 2003................................................    5.9
In year 2004................................................   17.4
In year 2005................................................   67.2
In year 2006................................................   31.3
Thereafter..................................................  369.6
                                                              -----
Total.......................................................  491.4
                                                              =====

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 9  CAPITALISED EXPENSES FOR SOFTWARE DEVELOPMENT AND SIMILAR WORK

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Acquisition costs
Opening balance.............................................      9,003
Capital expenditures during the year........................     41,533
Write-down..................................................     (5,684)
Translation differences for the year........................         35
                                                                 ------
Closing balance.............................................     44,887
                                                                 ------

Accumulated amortisation
Opening balance.............................................     (4,242)
Amortisation according to plan for the year.................     (1,962)
Accumulated amortisation on items written down..............      4,222
Translation differences for the year........................        (30)
                                                                 ------
Closing balance.............................................     (2,012)
                                                                 ------
Net book value..............................................     42,875
                                                                 ======

PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Acquisition costs
Opening balance.............................................         --
Capital expenditures during the year........................     22,580
                                                                 ------
Closing balance.............................................     22,580
                                                                 ------

Accumulated amortisation
Opening balance.............................................         --
Amortisation according to plan for the year.................         --
                                                                 ------
Closing balance.............................................         --
                                                                 ------
Net book value..............................................     22,580
                                                                 ======

    Development costs for the new Jobline platform and IntraJob software were capitalised during the year in amounts of kSEK 22,580 and kSEK 18,953, respectively. None of the costs relate to internal resources. Amortisation according to plan over the estimated economic life of three years will begin when the development work has been completed and the software is put into operation during 2001.

    Prior years' capitalised development costs, related to the technical platform, have been written down as these will be replaced by the software presently under development. The profit and loss effect of the write down is kSEK (1,462).

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 10  CONCESSIONS, PATENTS, LICENSES, TRADE MARKS AND SIMILAR RIGHTS

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Acquisition costs
Opening balance.............................................      4,015
Capital expenditures during the year........................     37,429
Translation differences for the year........................      2,123
                                                                 ------
Closing balance.............................................     43,567
                                                                 ======

Accumulated amortisation
Opening balance.............................................     (2,053)
Amortisation according to plan for the year.................     (5,184)
Translation differences for the year........................       (512)
                                                                 ------
Closing balance.............................................     (7,749)
                                                                 ------
Net book value..............................................     35,818
                                                                 ======

PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Acquisition costs
Opening balance.............................................         --
Capital expenditures during the year........................     17,396
                                                                 ------
Closing balance.............................................     17,396
                                                                 ------

Accumulated amortisation
Opening balance.............................................         --
Amortisation according to plan for the year.................       (805)
                                                                 ------
Closing balance.............................................       (805)
                                                                 ------
Net book value..............................................     16,591
                                                                 ======

    Capital expenditures include licenses which are amortised over a period of three years, and rights which are amortised over five years.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 11  GOODWILL

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Acquisition costs
Opening cost................................................     50,741
Capital expenditures during the year........................     11,049
                                                                -------
Closing balance.............................................     61,790
                                                                -------

Accumulated amortisation
Opening balance.............................................       (344)
Amortisation according to plan for the year.................    (11,164)
                                                                -------
Closing balance.............................................    (11,508)
                                                                -------
Net book value..............................................     50,282
                                                                =======

    Capital expenditures refer to the acquisition of minority interest stakes in the Spanish and Italian subsidiaries.

NOTE 12  EQUIPMENT, TOOLS, FIXTURES AND FITTINGS

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Acquisition costs
Opening cost................................................     10,281
Capital expenditures during the year........................     47,975
Translation differences for the year........................      1,639
                                                                -------
Closing balance.............................................     59,895
                                                                -------

Accumulated depreciation
Opening balance.............................................     (1,841)
Amortisation according to plan for the year.................     (9,389)
Translation differences for the year........................       (293)
                                                                -------
Closing balance.............................................    (11,523)
                                                                -------
Net book value..............................................     48,372
                                                                =======

PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Acquisition costs
Opening cost................................................        538
Capital expenditures during the year........................      7,514
                                                                -------
Closing balance.............................................      8,052
                                                                -------

Accumulated depreciation
Opening balance.............................................        (22)
Amortisation according to plan for the year.................     (1,315)
                                                                -------
Closing balance.............................................     (1,337)
                                                                -------
Net book value..............................................      6,715
                                                                =======

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 13  SHARES IN GROUP COMPANIES

    The Parent Company's and the Group's holding of shares in Group companies

                                                                 % OF      NUMBER OF    BOOK VALUE
COMPANY, REGISTRATION NUMBER, DOMICILE                        CAPITAL(1)    SHARES     DEC 31, 2000
--------------------------------------                        ----------   ---------   ------------
JobX AB, 556539-2817, Stockholm.............................     100.0       1,000          2,000
Jobline i Stockholm HB, 969633-8293, Stockholm..............      50.0          --             --
Jobline Norden AB, 556534-5468, Stockholm...................     100.0       5,000         76,598
Jobline Norge A/S, 948 904 772, Oslo, Norway................     100.0         100             --
BeAhead A/S, 980 437 787, Oslo, Norway......................     100.0         500
Jobb HB, 969639-1279, Stockholm.............................      50.0          --
Jobb HB, 969639-1279, Stockholm.............................      50.0          --             --
Jobsplace i Sverige HB, 969639-9919, Stockholm..............      50.0          --             --
BeAhead AB, 556563-8599, Stockholm..........................     100.0      10,000            100
IntraJob AB, 556591-7480, Stockholm.........................      90.1      10,000         19,969
Jobline Belgium, 644.568, Brussels, Belgium.................     99.96       2,499            511
Jobline Denmark, 25470567, Copenhagen, Denmark..............     100.0       5,000          4,002
Jobline France SA, 422315051, Paris, France.................      99.7       2,493            171
IntraJob GmbH (former Jobline Germany GmbH), HRB 71185,
  Hamburg, Germany..........................................     100.0          --            265
Jobline Germany KG, HRA 94994, Hamburg, Germany.............      55.0          --         55,488
Jobline Germany VmbH HRB 74889, Berlin, Germany.............      55.0          --            114
Jobline Italy, 12898180158, Milan, Italy....................     100.0          --         32,974
Jobline Netherlands B.V., 27189345, Gravenhage,
  Netherlands...............................................     100.0         182            152
Jobline Schweiz International SA, CH-020.3.023.322-1,
  Geneva, Switzerland.......................................     100.0         100            542
Jobline Schweiz Recruitment SA, CH-660-1820000-2, Geneva,
  Switzerland...............................................      55.0          50            269
Jobline Spain SA, A-82313982, Madrid, Spain.................     100.0       3,767         20,142
Jobline Consultadoria Recursos Humanos Ltd, 133613 088/4,
  Lissabon, Portugal........................................     100.0          --             --
jobsOnline Internet Dienstleistungen GmbH, FN 20091T,
  Vienna, Austria...........................................      55.0          --            154
                                                                 -----      ------        -------
  TOTAL.....................................................                              213,451
                                                                                          =======

------------------------

(1) Refers to ownership of capital, which is equivalent to ownership of votes for the total number of shares.

    IntraJob AB was formed during the year as a part of a cooperation with Accenture. According to an agreement between the companies, Accenture received an opportunity to purchase options to acquire an additional 5.1 percent in IntraJob AB for the sum of MSEK 2.4 at their nominal value of kSEK 51. In 2001, Accenture expressed its intent to exercise the option and augment their ownership

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 13  SHARES IN GROUP COMPANIES (CONTINUED)
stake in IntraJob AB which will thus increase to 15 percent. Ownership of the Norwegian and Portugese subsidiaries will be moved to the Parent Company in 2001.

                                                              DEC 31, 2000
                                                              ------------
Acquisition costs
Opening balance.............................................     78,648
Acquisition of minority interests and start-ups.............     35,616
New issues and conversions of loans.........................     98,524
Intra-Group acquisitions....................................        663
                                                                -------
Closing balance.............................................    213,451
                                                                -------
Accumulated write down
Opening balance.............................................         --
Current year movment........................................         --
                                                                -------
Closing balance.............................................         --
                                                                -------
Net book value..............................................    213,451
                                                                =======

Group holding of shares in associated companies

                                                                                         BOOK VALUE, IN
                                                 ADJUSTED EQUITY/      SHARES/NUMBER   THE PARENT COMPANY
COMPANY                                       PROFIT FOR THE YEAR(1)      IN %(2)         DEC 31, 2000
-------                                       ----------------------   -------------   ------------------
Jobline Oy, 742584, Helsinki, Finland.......          506/550            2,500/25%                --
TOTAL.......................................                                                      --

------------------------

(1) Adjusted equity refers to the owned portion of the company's equity and profit for the year refers to the ownership proportion of the company's result.

(2) Refers to ownership of capital, which is equivalent to ownership of votes for the total number of shares.

NOTE 14  PREPAID EXPENSES AND ACCRUED REVENUE

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Prepaid rent................................................      2,742
Licenses....................................................      1,611
Marketing expenses..........................................      1,485
Accrued income..............................................      1,392
Insurance costs.............................................        367
Other items.................................................      3,553
                                                                 ------
Total.......................................................     11,150
                                                                 ======

PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Licenses....................................................      1,611
Marketing expenses..........................................      1,472
Prepaid rent................................................        106
Other items.................................................        214
                                                                 ------
Total.......................................................      3,403
                                                                 ======

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 15  CHANGE IN COMPONENTS OF EQUITY

                                                        SHARE     RESTRICTED   UNRESTRICTED    TOTAL
CONSOLIDATED                                           CAPITAL     RESERVES       EQUITY       EQUITY
------------                                           --------   ----------   ------------   --------
Opening balance, January 1, 2000.....................     111       155,713       (93,700)      62,124
Transfer between unrestricted and restricted
  reserves...........................................      --        82,358       (82,358)          --
New issue initiated during the previous year.........     109            --            --          109
Private placement....................................     448       296,971            --      297,419
Contribution in kind.................................       7         7,643            --        7,650
New issue in connection with initial public
  offering...........................................   1,000       699,000            --      700,000
Issuing costs........................................      --       (63,223)           --      (63,223)
Translation differences..............................      --         5,303       (11,062)      (5,759)
Stock dividend.......................................   1,984        (1,984)           --           --
Net result for the year..............................      --            --      (317,587)    (317,587)
                                                        -----     ---------      --------     --------
Closing balance, December 31, 2000...................   3,659     1,181,781      (504,707)     680,733
                                                        =====     =========      ========     ========

                                             SHARE      NEW ISSUE     PREMIUM    ACCUMULATED
PARENT COMPANY                              CAPITAL    IN PROGRESS    RESERVE       LOSS         TOTAL
--------------                              --------   -----------   ---------   -----------   ---------
Opening balance, January 1, 2000..........     111        163,215          140      (34,380)     129,086
New issue initiated during the previous
  year....................................     109       (163,215)     163,215           --          109
Private placement.........................     448             --      296,971           --      297,419
Contribution in kind......................       7             --        7,643           --        7,650
Initial public offering...................   1,000             --      699,000           --      700,000
Group contribution(1).....................      --             --           --      (24,478)     (24,478)
Stock dividend............................   1,984             --       (1,984)          --           --
Net result for the year...................      --             --           --      (44,397)     (44,397)
                                             -----       --------    ---------     --------    ---------
Closing balance, December 31, 2000........   3,659             --    1,164,985     (103,255)   1,065,389
                                             =====       ========    =========     ========    =========

------------------------

(1) No tax liability is reported for the Group contribution because of available loss carryforwards, which makes it unlikely that taxes will be paid for the foreseeable future. If reported, the tax would have amounted to kSEK 6,854.

SHARES

    The number of shares outstanding at year end was 36,592,293, each with a nominal value of SEK 0.10. All shares are common shares and have the same voting rights and a like proportion of the Company's assets and results.

OPTIONS

    The option program for senior management and other personnel is commented upon in Note 5. In addition, a former business consultant has 300,000 options to subscribe for shares in the Company at a price of SEK 16.58 and Accenture has 111,000 options to subscribe for shares in the Company at a price of EUR 2.67. A total of 5,322,667 options to subscribe for shares in the Company are outstanding.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 16  PROVISION FOR PENSIONS AND SIMILAR ITEMS

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Provision beyond the scope of the provisions of Swedish
  pension laws..............................................      698
                                                                  ---
Total.......................................................      698
                                                                  ===

PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
                                                                None

NOTE 17  FINANCING

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Credit facility utilisation
Approved limit..............................................     16,000
Unutilised portion..........................................    (16,000)
                                                                -------
Committed credit facility utilisation.......................         --

Other long-term liabilities to credit institutions..........      1,920
Pledged accounts receivable.................................         --
Other short-term liabilities to credit institutions.........        355
                                                                -------
Total.......................................................      2,275
                                                                =======

    Of the kSEK 16,000, MSEK 1.0 pertains to credit line facilties and the remainder can be utilised by pledging receivables.

NOTE 18  ACCRUED EXPENSES AND PREPAID INCOME

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Accrued consulting costs....................................     26,511
Accrued payroll related costs...............................     25,837
Accrued expenses Karriere Direkt............................      9,057
Prepaid income..............................................      8,697
Accrued marketing costs.....................................      1,515
Other items.................................................     12,174
                                                                 ------
Total.......................................................     83,791
                                                                 ======

PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Accrued consulting costs....................................     19,888
Accrued payroll related costs...............................      2,172
Other items.................................................      2,542
                                                                 ------
Total.......................................................     24,602
                                                                 ======

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 19  PLEDGED ASSETS

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Corporate mortgages.........................................     3,000

NOTE 20  CONTINGENT LIABILITIES

CONSOLIDATED                                                  DEC 31, 2000
------------                                                  ------------
Payment guarantees..........................................     10,801
                                                                 ------
Total.......................................................     10,801
                                                                 ======

PARENT COMPANY                                                DEC 31, 2000
--------------                                                ------------
Payment guarantees..........................................     10,801
Subordination of loans to subsidiaries......................      6,698
Capital guarantees..........................................      3,826
                                                                 ------
Total.......................................................     21,325
                                                                 ======

NOTE 21 SUMMARY OF RELEVANT DIFFERENCES BETWEEN SWEDISH AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The consolidated financial statements are prepared in conformity with generally accepted accounting principles in Sweden ("Swedish GAAP") which differ in certain respects from those generally accepted in the United States ("US GAAP"). The significant areas of difference affecting the financial statements of the Group are described below:

    Reconciliation of net loss in accordance with Swedish GAAP to net loss in accordance with US GAAP:

                                                                  YEAR ENDED
                                                                 DEC 31, 2000
                                                              ------------------
                                                                SEK         $
                                                              --------   -------
                                                                (IN THOUSANDS)
Net loss in accordance with Swedish GAAP....................  (317,587)  (33,658)

US GAAP adjustments:
  Amortization of goodwill (note (a)).......................       643        68
  Stock-based compensation (note (b)).......................     4,179       444
  Stock-based compensation (note (b)).......................    (2,020)     (214)
  Revenue (note (c))........................................    (5,321)     (556)
  Amortization of business start-up costs (note (d))........       672        71
  Amortization of value of securities issued in purchased
    business combinations (note (c))........................      (253)      (27)
  Income from sale of options (note (j))....................    (2,441)     (259)
                                                              --------   -------
Net loss in accordance with US GAAP.........................  (322,128)  (34,131)
  Translation differences (note (i))........................    (5,759)     (612)
                                                              --------   -------
Comprehensive loss in accordance with US GAAP...............  (327,887)  (34,743)
                                                              ========   =======

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

    Reconciliation of shareholders' equity in accordance with Swedish GAAP and in accordance with US GAAP

                                                                 DEC 31, 2000
                                                              -------------------
                                                                SEK         $
                                                              --------   --------
                                                                (IN THOUSANDS)
Shareholders' equity in accordance with Swedish GAAP........  680,733     72,361

US GAAP adjustments:
  Goodwill (note (a)).......................................   (3,208)      (341)
  Accumulated amortization (note (a)).......................      964        102
  Notes payable to employees (note (b)).....................    4,179        444
  Deferred income (note (c))................................   (8,488)      (902)
  Capitalized start-up costs (note (d)).....................   (3,357)      (357)
  Amortization of start-up costs (note (d)).................    2,015        214
  Goodwill (note (e)).......................................    3,790        403
  Accumulated amortization (note (e)).......................     (254)       (27)
                                                              -------     ------
Shareholders' equity in accordance with US GAAP.............  676,374     71,897
                                                              =======     ======

------------------------

(a) Business combination between entities under common control

    Under Swedish GAAP, business combinations between entities under common control may be recorded using the purchase method of accounting, which results in recording the assets acquired and liabilities assumed at fair value and goodwill. Under US GAAP, business combinations between entities under common control, where the restructuring invokes no change of control, are recorded on an "as-if-pooling" basis, whereby the assets acquired and liabilities assumed are carried over into the books of the acquirer at their historical cost and no goodwill is recorded.

(b) Stock-based compensation

    Under Swedish GAAP, the Group accounts for stock options/warrants issued to employees as equity when exercised. In connection with the granting of 588,000 warrants in exchange for warrants in a subsidiary of the Company, promissory notes were issued to reimburse the employees for a portion of the exercise price. The value of such notes, SEK 4,179 or $444 was recorded as a liability and an expense on the date of issuance. Under US GAAP, the Group accounts for its stock options/warrants granted to employees under the intrinsic value method, prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", which requires that compensation expense be recorded for the excess of the market value of the Group's stock over the exercise price on the date of grant over the vesting period. Such warrants were accounted for under US GAAP using variable plan accounting since the exchange of parent options for subsidiary options resulted in an increase in the intrinsic value. This resulted in compensation expense of SEK 2,020 or $214.

(c) Revenue recognition

    Under Swedish GAAP, the Group recognises revenue from job postings on the day the posting is first placed on the Group's web site. Under US GAAP, such revenue is deferred over the listing period.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

(d) Business start-up costs

    Swedish GAAP permits the capitalization of start-up costs. Under US GAAP such costs are expensed as incurred.

(e) Valuation of equity instruments in purchase business combinations

    Under Swedish GAAP, equity instruments issued in a purchase business combination are recorded at the directors' valuation. Under US GAAP, such equity instruments are recorded at fair value.

(f) Statement of cash flows

    The Group has adopted a cash flow accounting policy that is in accordance with the International Accounting Standard No 7: Cash Flow Statements ("IAS 7").

(g) Deferred taxation

    Deferred tax assets resulting from prior period losses have been completely reserved by Jobline. This appears to be consistent with U.S. GAAP as there is no reasonable assurance that these net operating loss carryforwards could be used in the future to offset taxable income.

(h) Foreign currency translation

    Jobline has accounted for foreign currency translation in a manner consistent with U.S. GAAP by using the year end rate for the balance sheet and the average annual rate for the statement of loss. All translation gains and losses have been recognized as a part of equity. No adjustments appear to be necessary for US GAAP reporting purposes.

(i) Comprehensive income (loss)

    Comprehensive income/loss under US GAAP is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Group's only other item of comprehensive income (loss) is foreign currency translation adjustments.

(j) Income from sale of options in subsidiary

    Under Swedish GAAP, when there is sale of options in a subsidiary, the excess of the price per share over the underlying net asset value per share is recorded as a profit on sale of shares in the statement of loss. Under US GAAP, this difference is not reflected as a profit in the statement of loss, but as an increase to shareholders' equity.

(k) Effect of recently issued accounting standards

    During 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which had an initial adoption date by the Company of January 1, 2000. During the second quarter of 1999, the FASB postponed the adoption date of SFAS No. 133 until January 1, 2001. The FASB further amended SFAS No. 133 in June 2000. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive earnings, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Gains and losses on derivative instruments reported in other comprehensive earnings will be reclassified as earnings in the periods in which

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

    earnings are affected by the hedged item. The adoption of this statement did not have a significant impact on the Company's results of operations, financial position or cash flows.

    In 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101") dealing with the revenue recognition which is effective in the fourth quarter of 2000. The adoption of SAB 101 did not have a material effect on the Company's financial statements.

    In 2000, the Emerging Issues Task Force ("EITF") of the FASB issued EITF Issue No. 00-2, "Website Development Costs," which established guidelines for accounting for website development costs and is effective for quarters beginning after June 30, 2000. The adoption of EITF No. 00-2 did not have a significant effect on the Company's financial statements.

    In June 2001, the FASB finalized SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

    SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS No. 142 requires the Company to complete a transitional goodwill impairment cost six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No. 142.

    The Company's previous business combinations were primarily acquisitions accounted for using the purchase method. However, the Company acquired certain entities which were under common control and accounted for them as if using the pooling-of-interests method. The pooling-of-interests method does not result in the recognition of acquired goodwill or other intangible assets. As a result, the adoption of SFAS
    Nos. 141 and 142 will not affect the results of past transactions. However, all future business combinations will be accounted for under the purchase method, which may result in the recognition of goodwill and other intangible assets, some of which will be recognized through operations, either by amortization or impairment charges, in the future. For purchase business combinations completed through December 31, 2000, the net carrying amount of goodwill is SEK 51,575 or $5,482. Amortization expense during the year ended December 31, 2000 was SEK 10,775 or $1,145. Currently, the Company is assessing but has not yet determined, how the adoption of SFAS 141 and 142 will impact its financial position or results of operations.

                            JOBLINE INTERNATIONAL AB

               (AMOUNTS IN SEK THOUSAND UNLESS OTHERWISE STATED)

NOTE 22 PRINCIPAL ACTIVITIES

    The Group's principal activity is that of providing online professional personal search services. The Group provides an integrated range of web-based candidate search and delivery recruitment services to corporate clients on a pan-European basis. Central to the group business is the relational competence profile database into which prospective candidates register their profile online. The details of the profile may be searched by or on behalf of corporate clients to select candidates best matching the corporate clients' requirements and ultimately to quickly and efficiently deliver the most suitable candidate for the open position. The Jobline database is consistent across all operations, allowing clients seamless access to candidate listings across countries. The Company is also active in the development and sales of modular integrated human resource software solutions for competence management in major companies and organisations.

                            JOBLINE INTERNATIONAL AB
                          INDEPENDENT AUDITORS' REPORT

BOARD OF DIRECTORS AND STOCKHOLDERS
JOBLINE INTERNATIONAL AB

    We have audited the accompanying balance sheet of Jobline International AB and the consolidated balance sheet of Jobline International AB and subsidiaries as of December 31, 2000 and the related statements of loss, and cash flows for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the management of Jobline International AB. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jobline International AB and Jobline International AB and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year ended
December 31, 2000 in conformity with generally accepted accounting principles in Sweden.

    Certain accounting practices of the Company used in preparing the accompanying financial statements do not conform with accounting principles generally accepted in the United States. A description of these differences and the adjustments required to conform the financial statements to accounting principles generally accepted in the United States are set forth in Note 21.

BDO INTERNATIONAL
London, England

August 17, 2001

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The following Pro Forma Condensed Consolidated Financial Information reflects financial information with respect to (i) the acquisition, effective August 1, 2000 by TMP Worldwide Inc. and subsidiaries ("TMP" or the "Company") of all the outstanding stock of QD Group Limited ("QD Group") for a purchase price of approximately $62.6 million, consisting of approximately $15.9 million in cash, $12.2 million in seller notes, payable over two years plus interest at LIBOR plus 0.5% and approximately $34.5 million in TMP stock, representing 475,853 shares of TMP common stock and (ii) the acquisition, effective July 23, 2001 by TMP of all the outstanding stock of Jobline International AB (publ) ("Jobline") for a purchase price of approximately $109.1 million, consisting of approximately $107.8 million in cash paid on the closing date and approximately $1.3 million remaining to be paid from TMP's cash on hand. Both acquisitions were accounted for under the purchase method. The Unaudited Pro Forma Condensed Consolidated Financial Information is derived from the consolidated financial statements of TMP and the historical financial statements of QD Group, all previously filed, and the historical financial statements of Jobline included herein.

    The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2000 gives effect to the acquisitions of QD Group and Jobline as if they had occurred on January 1, 2000. The consolidated financial statements of QD Group were translated from British pounds to U.S. dollars at the rate of 1.60 with respect to the December 2000 statement of operations. The consolidated financial statements of Jobline were translated from Swedish Kroner to U.S. dollars at the rate of 0.09 and 0.11 with respect to the June 2001 and December 2000 statements of operations, respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet for June 30, 2001 assumes the acquisition of Jobline occurred as of this date and Swedish Kroner were translated to U.S. dollars at the rate of 0.09. The QD Group acquisition occurred prior to June 30, 2001, and, accordingly is already reflected in TMP's balance sheet. Furthermore, due to immateriality, the unaudited condensed consolidated statement of operations for the year ended December 31, 2000 does not reflect the effects of pooling of interests transactions completed in 2001.

    For purposes of the unaudited pro forma financial statement, TMP's consolidated statement of operations for the year ended December 31, 2000 has been combined with the statement of operations of QD Group for the seven months ended July 31, 2000.

    The Unaudited Pro Forma Condensed Consolidated Financial Information gives effect to the acquisitions of QD Group and Jobline based upon actual allocation of the purchase price, and includes all adjustments described in the notes thereto. The pro forma adjustments are based on certain assumptions that TMP's management believes are reasonable under the circumstances and do not reflect any potential cost savings. The Unaudited Pro Forma Condensed Consolidated Information is not necessarily indicative of the results that would have been reported if such events had occurred on the date specified nor is it intended to project TMP's results of operations or financial position for any future period or date. The Unaudited Pro Forma Condensed Consolidated Information set forth should be read in conjunction with the audited consolidated financial statements of TMP as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000, the unaudited financial statements of TMP as of and for the six months ended June 30, 2001, the audited financial statements of QD Group as of and for the years ended September 30, 1999 and 1998, the unaudited financial statements of QD Group as of June 30, 2000 and for the six months ended June 30, 2000 and 1999 all previously filed, and the audited financial statements of Jobline as of and for the year ended December 31, 2000 included herein.

    The Financial Accounting Standards Board recently issued SFAS No. 141, Business Combinations and SFAS No. 142, Accounting for Goodwill and Other Intangible Assets. SFAS No. 142 changes the accounting from an amortization method to an impairment only approach. Under the transition rules of SFAS
No. 142, TMP will adopt SFAS No. 142 as of July 1, 2001 and accordingly, no goodwill amortization for Jobline is reflected in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for all periods presented. The preliminary estimate of the excess of purchase price over the fair value of the net assets acquired in the Jobline transaction has been recorded as goodwill for the purpose of inclusion in the Unaudited Pro Forma Condensed Consolidated Balance Sheet based on available information and will be adjusted based on the final determination of net asset fair values.

                               TMP WORLDWIDE INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2001
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                   TMP             JOBLINE
                                              WORLDWIDE INC.   INTERNATIONAL AB   ADJUSTMENTS        TOTAL
                                              --------------   ----------------   -----------      ----------
                                                   ASSETS
Current assets:
  Cash and cash equivalents.................    $  540,791         $  27,728       $(109,079)(a)   $  459,440
  Accounts receivable, net..................       569,293             6,352              --          575,645
  Work-in-process...........................        34,080                --              --           34,080
  Prepaid and other.........................       120,020             4,721              --          124,741
                                                ----------         ---------       ---------       ----------
    Total current assets....................     1,264,184            38,801        (109,079)       1,193,906
Property and equipment, net.................       170,167             5,006              --          175,173
Intangibles, net............................       618,912            21,090          77,594 (b)      717,596
Other assets................................       103,362               232              --          103,594
                                                ----------         ---------       ---------       ----------
                                                $2,156,625         $  65,129       $ (31,485)      $2,190,269
                                                ==========         =========       =========       ==========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................    $  388,297         $   7,385       $      --       $  395,682
  Accrued expenses and other liabilities....       307,459            26,185              --          333,644
  Accrued integration and restructuring
    costs...................................        31,036                --              --           31,036
  Deferred commissions and fees.............       157,255                --              --          157,255
  Current portion of long-term debt.........         5,078                --              --            5,078
                                                ----------         ---------       ---------       ----------
    Total current liabilities...............       889,125            33,570              --          922,695
Long-term debt, less current portion........        59,147                 6              --           59,153
Other long-term liabilities.................        55,419                68              --           55,487
                                                ----------         ---------       ---------       ----------
    Total liabilities.......................     1,003,691            33,644              --        1,037,335
                                                ----------         ---------       ---------       ----------
Stockholders' equity:
  Common stock..............................           105               352            (352)(b)          105
  Class B common stock......................             5                --              --                5
  Additional paid-in-capital................     1,217,277           110,096        (110,096)(b)    1,217,277
  Other comprehensive loss..................       (77,870)               --              --          (77,870)
  Retained earnings.........................        13,417           (78,963)         78,963 (b)       13,417
                                                ----------         ---------       ---------       ----------
    Total stockholders' equity..............     1,152,934            31,485         (31,485)       1,152,934
                                                ----------         ---------       ---------       ----------
                                                $2,156,625         $  65,129       $ (31,485)      $2,190,269
                                                ==========         =========       =========       ==========

------------------------

(a) Adjustment reflects purchase price paid in cash from TMP's cash on hand.

(b) Amount represents goodwill for the excess of cost over the fair value of net assets acquired in the Jobline transaction.

Purchase price..............................................  $109.1 million
Net assets of Jobline International AB......................   (31.5) million
                                                              ---------------
Goodwill....................................................  $ 77.6 million
                                                              ===============

                               TMP WORLDWIDE INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                 JUNE 30, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                     TMP             JOBLINE
                                                WORLDWIDE INC.   INTERNATIONAL AB   ADJUSTMENTS       TOTAL
                                                --------------   ----------------   -----------      --------
Commissions & fees............................     $760,801          $ 13,906         $    --        $774,707
                                                   --------          --------         -------        --------
Operating expenses:
  Salary & related............................      394,325            14,551              --         408,876
  Office & general............................      159,799            26,854              --         186,653
  Marketing & promotion.......................      110,694             6,025              --         116,719
  Merger & integration........................       41,726                --              --          41,726
  Restructuring charge........................           --             3,165              --           3,165
  Amortization of intangibles.................       12,105               294              --          12,399
                                                   --------          --------         -------        --------
    Total operating expenses..................      718,649            50,889              --         769,538
                                                   --------          --------         -------        --------
Operating income (loss).......................       42,152           (36,983)             --           5,169
Other income (expense), net...................        8,775             3,291          (2,728)(a)       9,338
                                                   --------          --------         -------        --------
Income (loss) before provision for income
  taxes and minority interests................       50,927           (33,692)         (2,728)         14,507
Provision for income taxes....................       25,966                 2         (11,921)(b)      14,047
                                                   --------          --------         -------        --------
Income (loss) before minority interests.......       24,961           (33,694)          9,193             460
Minority interests............................         (560)           (2,100)             --          (2,660)
                                                   --------          --------         -------        --------
Net income (loss) applicable to common and
  Class B common stockholders.................     $ 25,521          $(31,594)        $ 9,193        $  3,120
                                                   ========          ========         =======        ========
Net income (loss) per common and Class B
  common share:
  Basic.......................................     $   0.24                                          $   0.03
                                                   ========                                          ========
  Diluted.....................................     $   0.23                                          $   0.03
                                                   ========                                          ========
Weighted average shares outstanding:
  Basic.......................................      108,573                                           108,573
                                                   ========                                          ========
  Diluted.....................................      113,224                                           113,224
                                                   ========                                          ========

------------------------

(a) Adjustment reflects foregone interest income estimated at 5.0% on the $109.1 million cash paid to the shareholders of Jobline.

(b) Adjustment reflects (i) the tax benefit at 38% on foregone interest income of $2,728, and (ii) the realizable tax benefit of certain losses of Jobline calculated at the respective country rates.

                               TMP WORLDWIDE INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                               DECEMBER 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                    QD GROUP
                                                                   BUSINESSES
                                                                      NOT
                                          TMP          QD GROUP     ACQUIRED         JOBLINE
                                     WORLDWIDE INC.    LIMITED        (A)       INTERNATIONAL AB    ADJUSTMENTS        TOTAL
                                     --------------   ----------   ----------   -----------------   -----------      ----------
Commissions & fees.................    $1,291,737      $14,809      $   (92)           21,709        $     --        $1,328,163
                                       ----------      -------      -------        ----------        --------        ----------
Operating expenses:
  Salary & related.................       667,398        8,101         (876)           24,430              --           699,053
  Office & general.................       287,428        3,763       (1,048)           21,810              --           311,953
  Marketing & promotion............       161,367        1,062          (22)           15,586              --           177,993
  Merger & integration.............        64,604           --           --                --              --            64,604
  Amortization of intangibles......        16,536           --           --             1,137           1,085 (b)        18,758
                                       ----------      -------      -------        ----------        --------        ----------
    Total operating expenses.......     1,197,333       12,926       (1,946)           62,963           1,085         1,272,361
                                       ----------      -------      -------        ----------        --------        ----------
Operating income (loss)............        94,404        1,883        1,854           (41,254)         (1,085)           55,802
Other income (expense), net........        19,615          921         (818)            3,268          (5,921)(c)        17,065
                                       ----------      -------      -------        ----------        --------        ----------
Income (loss) before provision for
  income taxes and minority
  interests........................       114,019        2,804        1,036           (37,986)         (7,006)           72,867
Provision for income taxes.........        57,602          842          263                --         (15,250)(d)        43,457
                                       ----------      -------      -------        ----------        --------        ----------
Income (loss) before minority
  interests........................        56,417        1,962          773           (37,986)          8,244            29,410
Minority interests.................          (442)          --           --            (3,855)             --            (4,297)
                                       ----------      -------      -------        ----------        --------        ----------
Net income (loss) applicable to
  common and Class B common
  stockholders.....................    $   56,859      $ 1,962      $   773        $  (34,131)       $  8,244        $   33,707
                                       ==========      =======      =======        ==========        ========        ==========
Net income per common and Class B
  common share:
  Basic............................    $     0.56                                                                    $     0.33
                                       ==========                                                                    ==========
  Diluted..........................    $     0.53                                                                    $     0.31
                                       ==========                                                                    ==========
Weighted average shares
  outstanding:
  Basic............................       101,413                                                                       102,134 (e)
                                       ==========                                                                    ==========
  Diluted..........................       107,903                                                                       108,624 (e)
                                       ==========                                                                    ==========

------------------------------

(a) Adjustments reflect income and expense balances of certain businesses of QD Group which were not acquired by the Company. TMP acquired QD Group's base selection business, excluding certain media divisions from the transaction.

(b) Adjustment reflects amortization expense calculated on goodwill of $55.8 million related to the acquisition of QD Group, based on an estimated useful life of 30 years.

(c) Adjustment to record interest at 6.55% on $12.2 million in seller notes issued in connection with the acquisition of QD Group and foregone interest income estimated at 5.0% on the $109.1 million in cash paid to the shareholders of Jobline.

(d) Adjustment reflects (i) the tax benefit at 38% on foregone interest income relating to Jobline (see (c)) of $5,455, (ii) the tax benefit at 38% on $466 in interest expense related to QD Group (see (c)), and (iii) the realizable tax benefit of certain losses of Jobline calculated at the respective country rates.

(e) Weighted average shares outstanding reflects the effect of the issuance of 476 shares and the presumed issuance of 245 shares relating to the funding of $15.9 million in cash both paid in connection with the acquisition of QD Group. Shares presumed to be issued were considered to be outstanding from January 1, 2000 through January 27, 2000, the date of TMP's follow-on offering.